UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

B2Digital, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-11882	84-0916299
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

4522 West Village Drive, Suite 215, Tampa, FL 33624
(Address of principal executive offices, including zip code)

(813) 961-3051
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2020 (the “Effective Date”), B2Digital, Incorporated, a Delaware corporation (the “Company”), entered into the Services Agreement dated May 29, 2020 (the “Agreement”) with PRESTOSPORTS, LLC (“PRESTOSPORTS”), pursuant which PRESTOSPORTS agreed to provide distribution of the Company’s pay-per-view events. The initial term of the Agreement is for four months from the Effective Date and the Agreement, unless terminated pursuant to the terms of the Agreement, will automatically renew for a term of 12 months from the Effective Date. The Company has agreed to pay to PRESTOSPORTS a fee of 25% of the Net Revenues (as defined in the Agreement) of all pay-per-view events. The Agreement is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Services Agreement dated May 29, 2020 with PRESTOSPORTS, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B2Digital, Incorporated

Date: August 13, 2020	By:	/s/ Greg P. Bell
Greg P. Bell, Chief Executive Officer

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